UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2020

SINO-GLOBAL SHIPPING AMERICA, LTD.

(Exact name of Registrant as specified in charter)

Virginia	001-34024	11-3588546
(State or other jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1044 Northern Boulevard, Suite 305

Roslyn, New York 11576-1514

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (718) 888-1814

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐	Soliciting material pursuant to Rule14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	SINO	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Private Placement of Common Stock and Warrants

On September 17, 2020, Sino-Global Shipping America, Ltd. (the “Company”) entered into certain securities purchase agreement (the “SPA”) with certain “non-U.S. Persons” (the “Purchasers”) as defined in Regulation S of the Securities Act of 1933, as amended, pursuant to which the Company agreed to sell an aggregate of 720,000 shares (the “Shares”) of the Company’s common stock, no par value (“Common Stock”), and warrants (the “Warrants”) to purchase 720,000 Shares at a per share purchase price of $1.46 (the “Offering”). The net proceeds to the Company from such Offering will be approximately $1.05 million.

The Warrants will be exercisable six (6) months following the date of issuance at an exercise price of $1.825 for cash (the “Warrant Shares”). The Warrants may also be exercised cashlessly if at any time after the six-month anniversary of the issuance date, there is no effective registration statement registering, or no current prospectus available for, the resale of the Warrant Shares. The Warrants will expire five and a half (5.5) years from its date of issuance. The Warrants are subject to anti-dilution provisions to reflect stock dividends and splits or other similar transactions. The Warrants contain a mandatory exercise right for the Company to force exercise the Warrants if the Company’s common stock trades at or above $4.38 for 20 consecutive trading days, provided, among other things, that the shares issuable upon exercise of the are registered or may be sold pursuant to Rule 144 and the daily trading volume exceeds 60,000 shares of Common Stock per trading day on each trading day in a period of 20 consecutive trading days prior to the applicable date.

The parties to the SPA have each made customary representations, warranties and covenants, including, among other things, (a) the Purchasers are “non-U.S. Persons” as defined in Regulation S and are acquiring the Shares for the purpose of investment, (b) the absence of any undisclosed material adverse effects, and (c) the Company’s ability to issue to securities in accordance with the terms of the SPA without conflicting with or breaching any incorporation documents, material agreements, laws, rules, or regulations.

The SPA is subject to various conditions to closing, including, among other things, (a) Nasdaq’s approval of the listing of the Shares and Warrant Shares and (b) the accuracy of the Purchasers’ and the Company’s representations and warranties.

The form of the SPA and the form of the Warrant are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and such documents are incorporated herein by reference. The foregoing is only a brief description of the material terms of the SPA and Warrant, and does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to such exhibits.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Form of Securities Purchase Agreement
10.2	Form of Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINO-GLOBAL SHIPPING AMERICA, LTD.

Date: September 18, 2020	By:	/s/ Lei Cao
	Name:	Lei Cao
	Title:	Chief Executive Officer

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